                                                                               .
                                                                               .
                                                                               .
                                                                   EXHIBIT 12.1

        STATEMENT OF COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            VI    MIDWAY         VI
                                                                                                      ACQUISI- INVESTORS   ACQUISI-
                                                                                                          TION  HOLDINGS       TION
                                  VICORP RESTAURANTS, INC.       MIDWAY INVESTORS HOLDINGS INC.          CORP.      INC.      CORP.
                      ------------------------------------  -----------------------------------   ------------ ---------   ---------
                                                    Period |     Period                   Period |     Period |  Twenty- | Twenty-
                           Fiscal       Fiscal        from |       from       Fiscal        from |       from |     four |    four
                             year         year October 30, |    May 14,         year October 28, |   June 14, |    weeks |   weeks
                            ended        ended     2000 to |    2001 to        ended     2002 to |    2003 to |    ended |   ended
                      October 31,  October 29,     May 13, |October 28,  October 27,    June 13, |October 26, | April 13,|April 15,
(In Thousands)               1999         2000        2001 |       2001         2002        2003 |       2003 |      2003|     2004
-----------------------------------------------------------------------------------------------------------------------------------
                                                           |                                     |            |          |
Fixed Charges:                                             |                                     |            |          |
Add:                                                       |                                     |            |          |
Interest capitalized                                       |                                     |            |          |
 and expensed........... $ 1,011    $    832    $    318   |  $  4,544    $  9,635    $  9,262   |  $  6,278  |$  4,074  |$ 9,057
Amortized premiums,                                        |                                     |            |          |
 discounts and                                             |                                     |            |          |
 capitalized expenses                                      |                                     |            |          |
 related to                                                |                                     |            |          |
 indebtedness...........      --          --          68   |       361       1,097       4,012   |       332  |     491  |  4,815
Estimate of interest                                       |                                     |            |          |
 within rental expense..   5,449       6,124       3,247   |     3,346       8,315       5,408   |     4,999  |   3,986  |  4,527
                         ----------------------------------------------------------------------------------------------------------
Total fixed charges..... $ 6,460    $  6,956    $  3,633   |  $  8,251    $ 19,047    $ 18,682   |  $ 11,609  |$  8,551  |$18,399
                         ----------------------------------------------------------------------------------------------------------
                                                           |                                     |            |          |
Earnings:                                                  |                                     |            |          |
Add:                                                       |                                     |            |          |
Pretax income (loss)                                       |                                     |            |          |
 from continuing                                           |                                     |            |          |
 operations............. $18,541    $ 23,325    $ (2,998)  |  $  3,115    $ 16,308    $ (4,181)  |       289  |   7,262  |$  (440)
Fixed charges...........   6,460       6,956       3,633   |     8,251      19,047      18,683   |  $ 11,609  |$  8,551  | 18,399
Subtract:                                                  |                                     |            |          |
Interest capitalized....      --         103          23   |        15          --          92   |        23  |      56  |     55
                         ----------------------------------------------------------------------------------------------------------
Total earnings.......... $25,001    $ 30,178    $    612   |  $ 11,351    $ 35,355    $ 14,410   |  $ 11,875  |$ 15,757  |$17,904
                         ----------------------------------------------------------------------------------------------------------
                                                           |                                     |            |          |
Ratio of earnings to                                       |                                     |            |          |
 fixed charges..........     3.9         4.3          --(1)|       1.4         1.9          --(1)|       1.0  |     1.8  |     --(1)
Amount by which                                            |                                     |            |          |
 earnings were                                             |                                     |            |          |
 insufficient to cover                                     |                                     |            |          |
 fixed charges..........      --          --    $  3,021   |        --          --    $  4,272   |        --  |     --   |$   495
-----------------------------------------------------------------------------------------------------------------------------------

(1) For the fiscal periods from October 30, 2000 to May 13, 2001 and from October 28, 2002 to June 13, 2003, and for the twenty-four weeks ended April 15, 2004, the ratio of earnings to fixed charges was less than
        1.0. As a result, we have disclosed a calculation of the coverage deficiency.